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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Nationwide Financial Services, Inc.:

We consent to incorporation by reference in the registration statement on Form S-4 of Nationwide Financial Services, Inc. of our report dated January 29, 2002, with respect to the consolidated balance sheets of Nationwide Financial Services, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and all related financial statement schedules, which report appears in the December 31, 2001 annual report on Form 10-K of Nationwide Financial Services, Inc. Our report refers to changes of accounting for derivative instruments and hedging activities, or for purchased or retained interests in securitized financial assets. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.


/s/ KPMG LLP

Columbus, Ohio
June 10, 2002